EXHIBIT 10.18

CONVERTIBLE NOTE CONVERSION AGREEMENT

THIS CONVERTIBLE NOTE CONVERSION AGREEMENT (this “Agreement”) is made and entered into as of the ___ day of June, 2023 by and between Opti-Harvest, Inc., a Delaware corporation (the “Company”), and the individual listed on the signature page hereto (the “Noteholder”).

WHEREAS, the Noteholder holds a Senior Convertible Note issued by the Company in the principal amount set forth on the signature page hereto (the “Note”), convertible into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a conversion price equal to 80% of the offering price per share of common stock in the Company’s prospective initial public offering (the “IPO”); and where in the event that the IPO is not consummated within 12 months of the date of the Note, then the conversion price shall be equal to 65% of the offering price per share of common stock in the IPO; and where in the event that the IPO is not consummated within 24 months of the date of the Note, then the Conversion Price shall be equal to 50% of the offering price per share of common stock in the IPO. (the “Original Conversion Rate”);

WHEREAS, in consideration of the Noteholder’s agreement to convert the Note on the Closing Date (as defined in Section 1, hereof) the Company is willing to change the Original Conversion Rate to one share of Common Stock for each $___ of principal and unpaid interest accrued through the Closing Date (the “New Conversion Rate”).

NOW, THEREFORE, for and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

1. Conversion of Note; Change in Exercise Price. Subject to the terms and conditions set forth herein, upon receipt by the Company of this Agreement signed by Noteholder (the “Closing Date”) all of the outstanding principal amount and interest accrued through the Closing Date will convert into the number of shares of the Company’s Common Stock determined based on the New Conversion Rate.

2. Manner of Conversion/Termination of Note. On the Closing Date, the Company shall issue and deliver to the Noteholder, or to such other party as directed by the Noteholder, a certificate or certificates or other document evidencing the shares of Common Stock issued upon conversion as set forth in Section 1 of this Agreement, and upon receipt of such certificate or certificates or other document evidencing the shares of Common Stock by the Noteholder, the Note will be deemed paid in full and the accrued interest will be deemed satisfied, with no further obligations thereunder or for the borrowing evidenced by the Note, and all rights of the Noteholder under the Note shall cease and the Noteholder shall be deemed to be a holder of record of the shares of Common Stock of the Company into which the Note was converted. On the Closing Date, the Noteholder shall deliver to the Company the Note.

3. Representations of Noteholder. The Noteholder represents and warrants to the Company that: (i) Noteholder has, and at the time immediately prior to the Closing Date, it will have, good and valid title to the Note, free and clear of all liens, security interests, encumbrances, equities and claims, with no defects of title whatsoever and (ii) Noteholder is not a party to or bound by any agreement, or any judgment, decree or ruling of any governmental authority, affecting or relating to Noteholder’s right to convert the Note.

4. Unregistered Securities. The Noteholder understands that the shares of Common Stock to be issued hereunder have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and agrees that none of the shares of Common Stock to be issued hereunder may be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act. The Buyer will not, directly or indirectly, voluntarily offer, sell, transfer, pledge, hypothecate or otherwise dispose of (or solicit any offers to purchase or otherwise acquire or take a pledge of) any shares of Common Stock to be issued hereunder unless (i) registered pursuant to the provisions of the Securities Act, or (ii) an exemption from registration is available under the Securities Act. The Buyer has been advised that neither the Company nor the Company has an obligation, and does not intend, to cause any shares of Common Stock to be issued hereunder to be registered under the Securities Act, or to take any action necessary for the Buyer to comply with any exemption under the Securities Act that would permit such shares of Common Stock to be issued hereunder to be sold by the Buyer. The Buyer understands that the legal consequences of the foregoing mean that the Buyer must bear the economic risk of his investment in the Company for an indefinite period of time. The Buyer further understands that, if the Buyer desires to sell or transfer all or any part of the shares of Common Stock to be issued hereunder, the Company may require the Buyer’s counsel to provide a legal opinion that the transfer may be made without registration under the Securities Act. The Buyer understands that the shares of Common Stock to be issued hereunder will bear substantially the following restrictive legend:

THE SHARES OF STOCK EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”) NOR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATES, AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION FOR NONPUBLIC OFFERINGS. ACCORDINGLY, THE SALE, TRANSFER, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OF ANY SUCH SECURITIES OR ANY INTEREST THEREIN MAY NOT BE ACCOMPLISHED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

5. Covenants. The Noteholder hereby covenants and agrees that (a) for a period of thirty (30) days following the Closing Date, Noteholder shall not sell or otherwise dispose of, whether directly or indirectly, any Common Stock currently held by Noteholder and (b) for a period of six (6) months following the Closing Date Noteholder shall not, without the prior consent of the Company, sell or otherwise dispose of, whether directly or indirectly, the Common Stock issued upon conversion pursuant to Section 1.

6. Waiver of Notice. The Company and the Noteholder hereby waive any and all notice required pursuant to the Note.

7. Survival of Representations and Warranties. All representations and warranties made hereunder shall survive the consummation of the transactions contemplated hereunder.

8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their legal representatives, successors, and assigns.

8. Non-waiver. No delay or failure by any party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

9. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

10. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be one and the same instrument.

[signature page follows]

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IN WITNESS WHEREOF the parties have signed this instrument as of the date first set forth above.

OPTI-HARVEST, INC.

By:
Name:	Geoffrey Andersen
Title:	Chief Executive Officer

NOTEHOLDER:

Name: _____________________

Signature: _____________________

Principal Amount of Note and Unpaid Interest: $___________________

[signature page to Convertible Note Conversion Agreement]

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